                                1,347,368 Shares

                          DIGITAL MICROWAVE CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   March 7, 2000


Dain Rauscher Wessels,
     a division of Dain Rauscher Incorporated
60 South Sixth Street
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

                  Digital Microwave Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you (the "Underwriter"), an aggregate of 1,347,368 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock").

                  1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $ 33.25 per share (the "Initial Price"), the Shares.

                  2. DELIVERY AND PAYMENT. Delivery by the Company of the Shares to the Underwriter for its account, and payment of the purchase price by wire transfer or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company for the shares purchased from the Company, against delivery of the respective certificates therefor to the Underwriter, shall take place at the offices of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, 60 South Sixth Street, Minneapolis, Minnesota 55402, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment are called the "Closing Date").


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         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Closing Date and shall be made available to the Underwriter for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Closing Date.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Underwriter as follows:

                  (a) A Registration Statement on Form S-3 (File No. 333-73021), with respect to the Shares, including a Prospectus (as defined below), have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules") of the Securities and Exchange Commission (the "Commission") thereunder, and have been filed with the Commission and declared effective. Such Registration Statement and Prospectus may have been amended or supplemented prior to the date of this Underwriting Agreement; any such amendment of such Registration Statement or supplement was so prepared and filed, and any such amendment filed after the effective date of such Registration Statement (the "Effective Date") has been declared effective. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares (the "Offering") and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules on or before the second business day after the date hereof (or such earlier time as may be required by the Rules). Copies of such Registration Statement and Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Underwriting Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriter and its counsel) have been delivered to the Underwriter and its counsel. The Registration Statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of Prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement and Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Shares.


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                  (b)      Each part of the Registration Statement, when such
         part became or becomes effective and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Rules; each part of the Registration Statement, when such part became or becomes effective, or when such part was filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date thereof and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished to the Company by the Underwriter specifically for use in the preparation thereof.

                  (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act, the Rules, the Exchange Act and/or the rules and regulations of the Commission thereunder (the "Exchange Rules"), as applicable.

                  (d) The financial statements of the Company together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The summary and/or selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. In addition, any pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-05 or Rule 3-14 of Regulation S-X ("Rule 3-05" and


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         "Rule 3-14", respectively), if any, have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-05 and Rule 3-14. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Rules.

                  (e) Arthur Andersen LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

                  (f) The Company and each of its Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation. The Company and each such subsidiary or other entity controlled directly or indirectly by the Company (collectively, "Subsidiaries") is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect"). The Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in or incorporated by reference in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and to the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

                  (g) The Company and each of its Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") described in or incorporated by reference in the Registration Statement and the Prospectus as being owned by it which are materially necessary for the conduct of its business. Neither the Company nor any of its Subsidiaries has received any notice of, or is aware of, any material infringement of or material conflict with asserted rights of others with respect to any Intangibles.


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                  (h)      The Company and each of its Subsidiaries has good and
         marketable title in fee simple to all material items of real property and good and marketable title to all material personal property described in the Registration Statement or the Prospectus or any document incorporated by reference therein as being owned by it. Any real property and buildings described in the Registration Statement or the Prospectus or any document incorporated by reference therein as being held under lease by the Company and each of its Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not have a Material Adverse Effect.

                  (i) There are no litigation or governmental proceedings to which the Company or its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus or any document incorporated by reference therein that is not so disclosed.

                  (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company; (b) neither the Company nor its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor its Subsidiaries has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business,
         (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

                  (k) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus or incorporated by reference therein accurately reflects in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or incorporated by reference therein or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and


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         against the Company or the Subsidiary, as the case may be, in accordance with its terms. Neither the Company nor the Subsidiary, if the Subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other material agreement or instrument to which the Company or the Subsidiary is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

                  (l) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

                  (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the material breach of any term or provision of, or constitute a material default (or an event which with notice or lapse of time or both would constitute a material default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of their properties or businesses is bound, or any material franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or its Subsidiaries or violate any provision of the charter or by-laws of the Company or its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

                  (n) The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or its Subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in


                                     - 6 -
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         violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

                  (o) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement.

                  (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (q) Neither the Company nor any of its Subsidiaries are involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and does not reasonably believe that such officers will not remain in the employment of the Company.

                  (r) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in or incorporated by reference in the Registration Statement and the Prospectus.

                  (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or


                                     - 7 -
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         manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                  (t) The Company and its Subsidiaries have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company and any of its Subsidiaries.

                  (u) The Shares have been or will be duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registration statement complies in all material respects with the Exchange Act.

                  (v) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability,
         (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and to the Company's knowledge, neither the Company nor any Subsidiary will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.


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                  (x)      Each approval, consent, order, authorization,
         designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (y) There are no affiliations with the NASD among the Company's officers, directors or, to the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriter.

                  (z) (i) Each of the Company and its Subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) neither the Company nor its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws;
         (iii) each of the Company and its Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in material compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. To the Company's knowledge, neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the CER, CLA 1980.

                  (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                  (bb) The Company is not and, after giving effect to the offering and sale of the

         Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (cc) The Company, its Subsidiaries, or, to the Company's knowledge, any other person associated with or acting on behalf of the Company or its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries has not, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or
         (iv) made any other unlawful payment.

                  (dd) The Company has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company does not reasonably believe that
         (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a Material Adverse Effect, or result in any material loss or interference with the business or operations of the Company and its Subsidiaries, taken as a whole; and (ii) the Company reasonably believes that the suppliers, vendors, customers or other material third parties used or served by the Company and such Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 by a supplier, vendor, customer or material third party would not have a Material Adverse Effect.

                  4. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Shares is subject to each of the following terms and conditions:

                  (a) Notification that the Registration Statement has become effective shall have been received by the Underwriter and the Prospectus Supplement shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

                  (b) No order preventing or suspending the use of the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.

                  (c)      The representations and warranties of the Company

         contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have materially performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before the Closing Date.

                  (d) The Underwriter shall have received on the Closing Date a certificate, addressed to the Underwriter and dated the Closing Date, of the chief executive or chief operating officer or president and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are materially true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has materially performed all covenants and agreements and materially satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to the Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

                  (e) The Underwriter shall have received, at the time this Agreement is executed and on the Closing Date a signed letter from Arthur Andersen LLP addressed to the Underwriter and dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                           (ii) on the basis of carrying out certain procedures but not an examination in accordance with generally accepted auditing standards which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                    (A)      with respect to the Company, there
                           were, at a specified date not more than three business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended March 31, 1999 and the three months ended December 31, 1999 incorporated by reference in the Registration Statement; and

                           (iii) they have performed certain other procedures as may be permitted under Generally Acceptable Auditing Standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and the Prospectus and reasonably specified by the Underwriter agrees with the accounting records of the Company.

                           References to the Registration Statement and the
                  Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

                  (g) The Underwriter shall have received on the Closing Date from Morrison & Foerster LLP, counsel for the Company, an opinion, addressed to the Underwriter and dated the Closing Date, and stating in effect that:

                           (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (ii) The Company has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and to enter into, deliver and perform this Agreement and to issue and sell the Shares other than those required under the state and foreign Blue Sky laws.

                           (iii) The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares when issued and sold pursuant to this Agreement will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Restated Certificate of Incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (iv) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                           (v) To such counsel's knowledge, the Company is not in violation of any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

                           (vi) No consent, approval, authorization or order of any court or governmental agency or regulatory body is required for the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

                           (vii) The issue and sale by the Company of the Shares as contemplated by this Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 or any applicable law or regulation, or so far as is known to us, any order, writ, injunction or decree of any court or governmental instrumentality.

                           (viii) To such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which would have a Material Adverse Effect upon the transactions contemplated by this Agreement.

                           (ix) The Registration Statement, the Prospectus, the Prospectus Supplement, each amendment or supplement thereto and each of the documents incorporated by reference (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                           (x) The Registration Statement is effective under the Securities Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                           (xi) The Shares have been approved for listing on the Nasdaq National Market.

                           (xii) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                           (xiii) The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Underwriter as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriter and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Underwriter and counsel for the Underwriter.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriter and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to reasonably believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel and the Underwriter shall have received from Pillsbury Madison & Sutro LLP a favorable opinion, addressed to the Underwriter and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Underwriter may reasonably request, and the Company shall have furnished to Pillsbury Madison & Sutro LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested.

                  5.       COVENANTS OF THE COMPANY.

                  (a)      The Company covenants and agrees as follows:

                           (i) The Company will cause the Prospectus Supplement to be filed (but only if the Underwriter or its counsel has not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriter promptly of such filing.

                           (ii) The Company shall promptly advise the Underwriter in writing (i) when any amendment to the Registration Statement shall have become effective or any subsequent supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                           (iv) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                           (v) The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

                           (vi) The Company shall reasonably cooperate with the Underwriter and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                           (vii) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus.

                           (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                           (ix) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (b) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriter; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter. Subject to the provisions of Section 8, the Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter.

                  6.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part upon any material breach of the representations and warranties set forth in Section 3 hereof, or (iii) in whole or in part upon any failure of the Company to materially perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter on behalf of the Underwriter specifically for use therein.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the (i) concession and reallowance figures appearing under the caption "Underwriting" and (ii) the stabilization information contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from the Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

                  7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriter, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder and (ii) the Company shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

                  8. TERMINATION. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Underwriter by notifying the Company at any time

                  (a) in the absolute discretion of the Underwriter at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares;
         (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the reasonable judgment of the Underwriter, there has occurred a Material Adverse Effect, or

                  (b) at or before any Closing Date, that any of the conditions specified in Section 4 shall not have been fulfilled when and as required by this Agreement.

                  If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder and (z) if the Underwriter failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, it shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.

                  9. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

                  This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, c/o Dain Rauscher Wessels, a division of Rauscher Incorporated, 60 South Sixth Street, Minneapolis, Minnesota 55402,
Attention: Jim Martin, with a copy to Stanton D. Wong, Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California 94104, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Bruce Mann, Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.

                                          Very truly yours,

                                          DIGITAL MICROWAVE CORPORATION



                                          By  /s/ Carl A. Thomsen
                                             ----------------------------------
                                          Name Carl A. Thomsen
                                              ---------------------------------
                                          Its  Senior Vice President and Chief
                                              ---------------------------------
                                               Financial Officer
                                              ------------------

Confirmed:

DAIN RAUSCHER WESSELS
     a division of Dain Rauscher Incorporated



By /s/ Wade Massad
  -------------------------------------
Title: Senior Managing Director
      ---------------------------------


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